Exhibit (h) (2) (a)





                                    EXHIBIT A
                                    ---------


         THIS EXHIBIT A, dated as of July 1, 2005, is Exhibit A to that certain Fund Accounting Service Agreement between Morgan Keegan & Company, Inc. and Morgan Keegan Select Fund, Inc.


                                   PORTFOLIOS
                                   ----------


        Regions Morgan Keegan Select LEADER Short Term Bond Fund


          Regions Morgan Keegan Select Intermediate Bond Fund


             Regions Morgan Keegan Select High Income Fund










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                                    EXHIBIT B
                                    ---------


         THIS EXHIBIT B, dated as of July 1, 2005, is Exhibit B to that certain Fund Accounting Service Agreement between Morgan Keegan & Company, Inc. and Morgan Keegan Select Fund, Inc.


                                                         ANNUALIZED % OF AVERAGE
PORTFOLIO                                                       DAILY NET ASSETS
--------------------------------------------------------------------------------

Regions Morgan Keegan Select LEADER Short Term Bond Fund                  0.030%

Regions Morgan Keegan Select Intermediate Bond Fund                       0.030%

Regions Morgan Keegan Select High Income Fund                             0.030%

Fund Accounting Fees include Daily Valuation and Financial Statement
Preparation.























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